Exhibit 10.12

INTERNET DOMAIN NAME ASSIGNMENT AGREEMENT

THIS INTERNET DOMAIN NAME ASSIGNMENT AGREEMENT (this “Agreement”) is made this ___ day of January, 2011 (the “Agreement”) by and between GAREB SHAMUS ENTERPRISES INC., a corporation organized and existing under the laws of the State of New York, having its principal place of business at 1010 Avenue of the Americas, Suite 302, New York, NY 10018 (“Seller”), and KICK THE CAN CORP., a corporation organized and existing under the laws of the State of Nevada, having its principal place of business at 1010 Avenue of the Americas, Suite 302, New York, NY 10018 (“Purchaser”).

RECITALS

Seller hereby agrees to sell, transfer and assign (“Transfer”) to Purchaser, and Purchaser hereby agrees to purchase from Seller, the domain name www.wizardworld.com (the “Domain Name”), subject to the terms and conditions of this Agreement.

AGREEMENT

The parties hereto agree as follows:

1.           Assignment of Domain Name.

(a)           Assignment of Domain Name.  For good and valuable consideration, payable upon the consummation of the transactions contemplated hereby (the “Closing”) as more particularly described herein, Seller hereby agrees to Transfer to Purchaser at the Closing all of Seller's right, title and interest in and to the Domain Name and the registration thereof, together with the goodwill of the business connected with and symbolized by the Domain Name, including, without limitation, the trademark and the service mark “wizardworld.com” and any intellectual property rights relating thereto, to the extent any such trademark, service mark, or intellectual property rights exist. The Transfer shall take effect at the Closing as set forth herein upon Purchaser making the payment as provided in Section 2 below.

(b)           Co-operation in Transferring the Domain Name.  Seller agrees to cooperate with Purchaser and to follow Purchaser's reasonable instructions in order to effectuate the Transfer of the Domain Name registration in a timely manner. Specifically, but without limitation, by the Closing, Seller shall prepare and transmit the necessary InterNic Registrant Name Change Agreement (“RNCA”) and/or to correspond with InterNic to authorize the Transfer of the Domain Name, effective as of the Closing Date (as hereinafter defined).

(c)           Warranty.  Seller hereby warrants and represents to Purchaser that no other party has any right, title or interest in and to the Domain Name, that it has unencumbered rights in the Domain Name, that Seller properly registered the Domain Name with InterNic without committing fraud or misrepresentation, that the registration of the Domain Name is still valid and in full effect, that Seller has the authority to Transfer the Domain Name, and that, to the best of Seller's knowledge, the Domain Name does not infringe the rights of any third party.

2.           Purchase Price.  Purchaser agrees to pay Seller at Closing, a one-time payment of Five Thousand Dollars ($5,000) (the “Purchase Price”) in immediately available funds via wire transfer to an account designated by Seller.

3.           Closing.

(a)           Conditions to Purchaser's Obligation To Close.   Purchaser's obligation to consummate the transactions contemplated by this Agreement at the Closing is subject to completion of the following:

(i)           Transfer of Domain Name. Seller shall have delivered to Purchaser all documents necessary or appropriate to cause the Domain Name and the registration thereof, together with the goodwill of the business connected with and symbolized by such Domain Name, including, without the limitation, the trademark and the service mark “wizardworld.com” and any intellectual property rights relating thereto (to the extent any such trademark, service mark, or intellectual property rights exist), to be Transferred from Seller to Purchaser. Such documents shall contain no omissions, limitations or qualifications, and shall be fully executed by authorized officers of Seller, such that the only remaining step to be taken by Purchaser to accomplish the Transfer of the Domain Name and the registration therefor from Seller to Purchaser is the Purchaser's filing of such documents with the appropriate third parties; and

(ii)           Representations, Warranties and Covenants. The obligations of Seller required to be performed by Seller hereunder at or prior to the date of the Closing Date shall have been performed and complied with, and the representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date.

(b)           Conditions to Seller's Obligation To Close. Seller's obligation to consummate the transactions contemplated by this Agreement at the Closing is subject to completion of the following:

(i)           Payment of Purchase Price. Seller shall have received the Purchase Price in accordance with Section 2 above; and

(ii)           Representations, Warranties and Covenants. The obligations of Purchaser required to be performed by Purchaser hereunder at or prior to the Closing Date shall have been performed and complied with in all material respects, and the representations and warranties of Purchaser set forth in this Agreement shall be true and correct in all respects as of the Close Date as though made on and as of the Closing Date.

(c)           Place and Date of Closing.  After satisfactory completion of the enumerated conditions set forth in subsection (a) and (b) of this Section 3, the Closing shall take place at the offices of Seller on or before January ___, 2011 (the “Closing Date”). In the event the Closing does not occur by the Closing Date, then this Agreement shall terminate and the rights and obligations of the parties to this Agreement shall be of no further force and effect; provided that no party hereunder shall be relieved of any breach of this Agreement occurring prior to such termination date. At Closing, each party hereto shall deliver to the other such documents, certificates and consents, approvals and waivers of third parties that shall be reasonably necessary to satisfy the obligations of the parties hereunder.

4.           Expenses.   Each party to this Agreement shall bear all of his or its expenses incurred in the preparation and performance hereof, regardless of whether the transactions contemplated herein are consummated.

5.           Confidentiality and Public Relations.   Each party hereto will not, without the consent of the other, disclose the provisions contained herein to any third parties (other than as may be required by law, in connection with legal or administrative proceedings, or to attorneys, accountants, and consultants such party may have retained to represent them in connection herewith).  This provision shall survive the Closing.

6.           Miscellaneous

(a)           Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions thereof.

(b)           Venue.  The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall exclusively be in the federal (if permitted by law and a party hereto elects to file an action in federal court) and state courts located in the County of New York in the State of New York. This choice of venue is intended by the parties hereto to be mandatory and not permissive in nature, and to preclude the possibility of litigation between the parties hereto with respect to, or arising out of, this Agreement in any jurisdiction other than that specified in this Section. Each party hereto waives any right it may have to assert improper venue, the doctrine of forum non-conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this Section.

(c)           Indemnity. Each party hereto will indemnify, defend and hold harmless the other party hereto from and against any and all losses, liabilities, damages, fees and costs incurred through claims of third persons or arising from breach by any party hereto of such party's representations, warranties or covenants in this Agreement.

(d)           Agreement Drafted by All Parties. This Agreement is the result of arm's length negotiations between the parties hereto and shall be construed to have been drafted by all parties hereto such that any ambiguities in this Agreement shall not be construed against either party.

(e)           Section Headings. The section headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

(f)           Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and constitute one and the same instrument, and will become effective and binding upon the parties hereto as of the execution date at such time as all the signatories hereto have signed a counterpart of this Agreement.

(g)           Notices.

(i)           Any notices required or permitted to be given hereunder by either party hereto to the other shall be given in writing: (A) by personal delivery; (B) by electronic facsimile with confirmation sent by United States first class registered or certified mail, postage prepaid, return receipt requested; (C) by bonded courier or by a nationally recognized overnight delivery company; or (D) by United States first class registered or certified mail, postage prepaid, return receipt requested, in each case, addressed to the parties at such party's address set forth at the beginning of this Agreement or to such other address as such party shall designate by written notice given hereunder.

(ii)           Notices shall be deemed received on the earliest of personal delivery, upon delivery by electronic facsimile with confirmation from the transmitting machine that the transmission was completed, the business day following deposit with a bonded courier or overnight delivery company, or 72 hours following deposit in the U.S. mail as required herein.

7.           Entire Agreement.   This Agreement contains the entire agreement between the parties hereto with respect to the subject matter of this Agreement, and supersedes all other prior and contemporary agreements, understandings, and commitments, whether written or oral, between the parties with respect to the subject matter of this Agreement.

8.           Successors and Assigns.   This Agreement is binding on and shall inure to the benefit of the respective successors and/or assigns of the parties hereto.

9.           Attorney's Fees.   In the event either party files suit to enforce any of the terms hereof, the prevailing party shall be entitled to an award of all of its reasonable attorney's fees and court costs from the other party.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement on the dates written below:

SELLER

GAREB SHAMUS ENTERPRISES INC.

By:	/s/Gareb Shamus

Print Name:	Gareb Shamus

Title:	Chief Executive Officer

PURCHASER

KICK THE CAN CORP.

By:	/s/Gareb Shamus

Print Name:	Gareb Shamus

Title:	Chief Executive Officer